                                                                    Exhibit 99.1

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE - January 19, 2005 (5:00 p.m. Central Time)

CAPITAL BANCORP, INC.
1820 WEST END AVENUE
NASHVILLE, TENNESSEE 37203

Contact: Sally P. Kimble, Executive Vice President and Chief Financial Officer (615.234.1614)

                  CAPITAL BANCORP, INC., NASHVILLE, TENNESSEE,
               ANNOUNCES FOURTH QUARTER AND 2004 YEAR-END EARNINGS

Nashville, Tennessee, January 19, 2005 - Capital Bancorp, Inc. today issued the following statement:

Capital Bancorp, Inc. reported consolidated earnings and financial highlights for the quarter and year ended December 31, 2004. Capital Bancorp, Inc. is the parent company of Capital Bank & Trust Company. These results included:

Net income for the fourth quarter of 2004 was $1,155,000, or $0.34 basic earnings per common share, up 52.0% from $760,000, or $0.24 basic earnings per common share, for the same period in 2003. Net income for the year ended December 31, 2004 was $3,373,000, or $1.04 basic earnings per common share, up 40.7% from $2,397,000, or $0.77 basic earnings per common share, for the same period in 2003.

Total assets have increased $91,412,000, or 32.4%, from $281,969,000 at December 31, 2003, to $373,381,000 at December 31, 2004. Loans, net of allowance for possible loan losses and unearned interest and fees, have increased $74,999,000, or about 35.0%, during 2004, ending the year at $289,333,000. Total deposits increased $55,773,000, or 24.9%, to $280,003,000 during the year.

R. Rick Hart, Chairman, President & CEO of the Company commented on the performance of the company in 2004 as follows:

         "2004 was a record year for Capital Bancorp and Capital Bank. Earnings, loans and deposits grew at an unsurpassed level with increases of 41%, 35% and 25% respectively. I am delighted with these great results.

         In addition to a strong workforce, Capital Bank achieved these superlative milestones by organizing commercial real estate and private banking divisions; by having a strong net interest margin; by continuing to hire and maintain a superior team of employees and through tax advantages generated via the exercise of non-qualified directors' stock options which enhanced our strong capital.

         We are fortunate to be in such a diverse and thriving economic environment enjoyed by the Nashville metropolitan area. Combing the middle Tennessee market with our experienced banking professionals is helping us achieve our goal of maximizing our shareholders' return."

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms believes, belief, expects, intends, anticipates or plans to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. The following important factors affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements: Changes in interest rates, further declines or upward trends in the local, regional, state and national economies, as well as the effects of future government fiscal and monetary policies, and the Bank's ability to attract stable low-cost deposits and to make quality and profitable loans, among other things, are all factors that can have a material impact on the Company's ability to achieve favorable results. To these must be added other risks previously and hereafter identified from time to time in the Company's reports to the Securities and Exchange Commission and in public announcements. In addition, all numbers are unaudited and quarterly results are subject to adjustment in the ordinary course. The Company undertakes no obligation to correct or update this information.

Capital Bancorp, Inc. is a registered bank holding company headquartered in Nashville, Tennessee. It offers extensive and service-intensive financial products and services through its direct and indirect subsidiaries. Its principal subsidiary is Capital Bank & Trust Company, which operates six full-service banking offices in Davidson and Sumner Counties, in Tennessee, including West End, Downtown, Green Hills, Goodlettsville, Hendersonville, and Hermitage. For additional information about the Company and the Bank, please visit the Bank's website at www.capitalbk.com.


                                      #####